UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
HAMILTON LANE INCORPORATED
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
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One Presidential Blvd., 4th Floor
Bala Cynwyd, PA 19004
Telephone: (610) 934-2222

July 27, 2018
Fellow Stockholders:
You are cordially invited to attend our 2018 Annual Meeting of Stockholders on Thursday, September 6, 2018 at 9:30 a.m. (Eastern Time), at our headquarters located at One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004.
All Hamilton Lane Incorporated stockholders of record at the close of business on July 16, 2018 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail or over the Internet.
Along with the other members of your board of directors, I look forward to personally greeting those stockholders who attend this year’s meeting and would like to express our appreciation for your continued interest in the business of Hamilton Lane.

Sincerely,

Mario L. Giannini Chief Executive Officer

Hamilton Lane Incorporated
One Presidential Blvd., 4th Floor
Bala Cynwyd, PA 19004
___________________________________________________

Notice of Annual Meeting of Stockholders
___________________________________________________
Thursday, September 6, 2018
9:30 a.m. Eastern Time
One Presidential Blvd., 4th Floor
Bala Cynwyd, PA 19004
The principal business of the Annual Meeting will be to:

1.	Elect two Class II directors for a three-year term;

2.	Approve the Hamilton Lane Incorporated Employee Share Purchase Plan;

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and

4.	Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on July 16, 2018. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,
Lydia A. Gavalis General Counsel and Secretary
Bala Cynwyd, PA
July 27, 2018

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on September 6, 2018:
The Notice of Annual Meeting, Proxy Statement and our
2018 Annual Report to Stockholders are available electronically at
http://www.viewproxy.com/hamiltonlane/2018

HAMILTON LANE INCORPORATED
 ___________________________________

Proxy Statement
 ___________________________________

i

ii

QUESTIONS AND ANSWERS
Why am I receiving these materials?
The board of directors of Hamilton Lane Incorporated (“Hamilton Lane” or the “Company”) is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on September 6, 2018 at 9:30 a.m. (Eastern Time), at our headquarters located at One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004.
What is included in these materials?
These materials include this proxy statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (our “2018 Form 10-K”). We are first making these materials available to you on the Internet on or about July 27, 2018.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:

1.	To elect Erik R. Hirsch and Leslie F. Varon as Class II directors, each for a three-year term;

2.	To approve the Hamilton Lane Incorporated Employee Share Purchase Plan;

3.	To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and

4.	To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the board of directors recommend I vote on these proposals?
The board of directors recommends that you vote:

•	“FOR” the election of Erik R. Hirsch and Leslie F. Varon as Class II directors;

•	“FOR” the approval of the Hamilton Lane Incorporated Employee Share Purchase Plan; and

•	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending March 31, 2019.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on July 16, 2018, the record date, may vote at the Annual Meeting. As of the record date, there were 23,126,197 shares of our Class A common stock and 25,601,056 shares of our Class B common stock outstanding. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share. Under certain circumstances in the future, the voting rights of the Class B common stock may change to one vote per share. Those circumstances, which are set out as a “Sunset” in our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and summarized in our 2018 Form 10-K, have not occurred.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As a stockholder of record, you may vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of Proxy Materials and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•	In Person. You may vote in person at the Annual Meeting. You must request a ballot when you arrive.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on September 5, 2018.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” or notice card sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:

•	Via the Internet. You may vote by proxy by following the instructions on the voting instruction form or notice card provided to you by your broker, bank or other nominees.

•	By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.

•
In Person. If you wish to vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions on how to obtain a legal proxy to you from your broker, bank or other nominee.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Hamilton Lane common stock in more than one account. You should vote via the Internet, by telephone, by mail or in person for all shares held in each of your accounts.

If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Mario L. Giannini and/or Hartley R. Rogers to vote the shares in accordance with the recommendations of our board of directors as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	Written notice to our Secretary;

•	Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	Voting in person at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you are a registered stockholder or a beneficial owner as of the record date or if you hold a valid proxy for the Annual Meeting. In order to enter the Annual Meeting, you must be prepared to present photo identification acceptable to us, such as a valid driver’s license or passport. In addition, if you are a beneficial owner, you will need to provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. To obtain directions to attend the Annual Meeting and vote in person, please contact our Head of Investor Relations at (610) 934-2222.
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Abstentions and withhold votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.

What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal No.	Proposal	Vote Required	Broker Discretionary Voting Allowed?
1	Election of directors	Plurality of votes cast	No
2	Approval of the Hamilton Lane Incorporated Employee Share Purchase Plan	Majority of votes cast	No
3	Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes

Certain Class B holders who are significant outside investors, members of management and significant employee owners have entered into a stockholders agreement pursuant to which they will vote all their shares of voting stock, including Class A and Class B common stock, together and in accordance with the instructions of HLA Investments, LLC (“HLAI”), our controlling stockholder, on any matter submitted to our common stockholders for a vote. HLAI holds approximately 52% of the aggregate voting power of our Class A common stock and Class B common stock, and the parties to the stockholders agreement collectively hold over 90% of the aggregate voting power of our Class A common stock and Class B common stock. As a result, HLAI has the ability to decide all matters to be voted upon at the Annual Meeting. The managing member of HLAI is an entity controlled by Hartley R. Rogers, our Chairman.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered “shares present” for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under the rules of the Nasdaq Stock Market (“Nasdaq”), without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors or the approval of the Hamilton Lane Incorporated Employee Share Purchase Plan. Therefore, in order for your voice to be heard, it is important that you vote.
What are the implications of being an “emerging growth company”?
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are therefore permitted to provide less disclosure about our executive compensation arrangements than is generally required for other public companies. We are also not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis. We have elected to use these scaled disclosure requirements available to us as an emerging growth company, and are not soliciting stockholder votes on our executive compensation.
Under the JOBS Act, we will remain an emerging growth company until the earliest of: (i) March 31, 2022; (ii) the end of the fiscal year during which we have annual gross revenues of $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the end of any fiscal year in which the market value of our Class A common stock held by non-affiliates is at least $700 million as of September 30, which is the end of the second fiscal quarter of our fiscal year.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”), within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this proxy statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote and how to request printed copies of the proxy materials. Stockholders may request to receive the proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
If you are a stockholder of record and wish to receive paper copies of future proxy materials, please visit www.viewproxy.com/hamiltonlane/2018 via the Internet. Under “Request Paper Copies of Materials,” you will see an option to elect to receive paper copies each year. If you are a stockholder of record and wish to request electronic delivery of proxy materials in the future, you may elect this option on this site as well.
If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where the materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it.
How can I obtain Hamilton Lane’s Form 10-K?
We filed our 2018 Form 10-K with the SEC on June 14, 2018. We will mail to you without charge, upon written request, a copy of our 2018 Form 10-K, excluding exhibits. Please send the written request to Hamilton Lane Incorporated, One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004, Attention: Secretary. Our 2018 Form 10-K may also be accessed and printed directly from our website at http://www.hamiltonlane.com under the caption “Investor Relations” or from the SEC’s website at www.sec.gov.
How do I submit a stockholder proposal for consideration at next year’s annual meeting of stockholders?
For a proposal to be included in our proxy statement for the 2019 annual meeting of stockholders, you must submit it no later than March 29, 2019. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to: Hamilton Lane Incorporated, One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004, Attention: Secretary.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2019 annual meeting of stockholders. We must receive this type of proposal in writing on or after May 9, 2019, but no later than June 8, 2019.
As detailed in our Amended and Restated Bylaws (our “Bylaws”), to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (iii) the information described in Section 1.12(b)(vi) of our Bylaws (with any references to a “nomination” being deemed to refer to such business desired to be brought before the annual meeting).
How do I recommend a director nominee?
If you wish to nominate an individual for election as director at the 2019 annual meeting of stockholders, we must receive your written nomination on or after May 9, 2019, but no later than June 8, 2019. You should send your proposal to: Hamilton Lane Incorporated, One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004, Attention: Secretary.
As detailed in our Bylaws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) the name, age, business address and residence address of each proposed nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of our capital stock owned of record and beneficially by each nominee (if any), (iv) such other information concerning each nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of the nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and (vi) certain information as specified in Section 1.12(b)(vi) of our Bylaws regarding the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is made. Notwithstanding anything in Section 1.12(a) of our Bylaws to the contrary, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 1.12(a) and there is no public announcement by us naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, the proposing stockholder’s notice required by Section 1.12 of the Bylaws will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Secretary at our principal executive offices no later than the close of business on the tenth day following the day on which we first make the public announcement.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Certificate of Incorporation provides that the number of directors to hold office at any time may be determined from time to time by resolution of our board of directors. Our board of directors has set the size of the board at six members, four of whom have served since we became a public company. The remaining directors, Mr. Berkman and Ms. Varon, have each served on our board since May 2017. Our board is divided into three classes, designated as Class I, Class II and Class III. Upon the expiration of the initial term of office for each class of directors, each director in that class will be elected for a three-year term and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.
The table below sets forth information with respect to our directors as of July 16, 2018:

Name	Age
Class I Directors - Term Expiring at the 2020 Annual Meeting
David J. Berkman	56
O. Griffith Sexton	74
Class II Directors - Term Expiring at the 2018 Annual Meeting
Erik R. Hirsch	45
Leslie F. Varon	61
Class III Directors - Term Expiring at the 2019 Annual Meeting
Mario L. Giannini	65
Hartley R. Rogers	58

The terms of our two Class II directors expire at the 2018 Annual Meeting. At the direction of HLAI, our board of directors has nominated Mr. Hirsch and Ms. Varon for re-election as Class II directors. Biographical information for each director and director nominee is contained below. If elected at the Annual Meeting, each of these nominees will serve for a three-year term expiring at the 2021 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Mr. Hirsch and Ms. Varon have agreed to serve if elected, and we have no reason to believe that either nominee will be unable to serve. If either nominee is not able to serve at the time of the Annual Meeting, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of Mr. Hirsch and Ms. Varon as Class II directors.
The following is a brief biographical summary of the experience of our directors and director nominees:
Nominees for election at our 2018 Annual Meeting with terms expiring in 2021.
Erik R. Hirsch
Mr. Hirsch has served as a Vice Chairman since October 2016 and has been a member of our board of directors since March 2017. He is also a member of the Investment Committee of Hamilton Lane Advisors, L.L.C. (“HLA”). Prior to becoming our Vice Chairman, he previously served as Chief Investment Officer from April 2003 to October 2016. Prior to serving as Chief Investment Officer, Mr. Hirsch held the positions of Managing Director, Vice President and Associate. Before joining Hamilton Lane in 1999, Mr. Hirsch was a corporate investment banker in the merger and acquisition department of Brown Brothers Harriman & Co. from

1998 to 1999. From 1995 to 1998, he was a municipal financial consultant with Public Financial Management, specializing in asset securitization, strategic consulting and sport stadium financings. Civically, Mr. Hirsch is the Chief Executive Officer and President of the Snug Harbor Foundation and serves on the board of directors of the Sixers Youth Foundation. Mr. Hirsch received a B.A. from the University of Virginia.
Mr. Hirsch’s extensive experience in private markets, including his long tenure managing our investments as Chief Investment Officer, brings valuable industry-specific knowledge and insights to the board of directors and provides the board of directors with an in-depth understanding of our business and operations.
Leslie F. Varon
Ms. Varon has been a member of our board of directors since May 2017. Ms. Varon served as Chief Financial Officer of Xerox Corporation from November 2015 through December 2016 during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly Vice President of Investor Relations from March 2015 through October 2015. Previously, she served Xerox as Vice President of Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017 she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake. Ms. Varon is also a member of the audit committee of the board of directors of Dentsply Sirona Inc. (Nasdaq: XRAY). She received a B.A. from Binghamton University and an M.B.A. with concentrations in finance and marketing from Virginia Tech.
Ms. Varon’s extensive financial background, combined with her investor engagement and corporate governance expertise and demonstrated success in business transformation, crisis management and balance sheet optimization, brings valuable knowledge and insights to the board of directors.
Directors continuing in office with terms expiring in 2019.
Hartley R. Rogers
Mr. Rogers is the Chairman of our board of directors, a Managing Director and a member of various investment committees. Prior to serving as Chairman, Mr. Rogers was the Vice Chairman of the board of directors of HLA. He is a Managing Director of Aries Advisors, LLC and Co-Head of CSFB Equity Partners, a private equity fund that is in liquidation and for which Aries Advisors, LLC is an investment advisor. Prior to joining Hamilton Lane in 2003, he was a Managing Director in the Private Equity Division of Credit Suisse First Boston from 1997 to 2001. Subsequently, he was a Managing Director and investment committee member of DLJ Merchant Banking Partners III, a $5.3 billion private equity fund, from 2001 to 2002. Prior to joining CSFB in 1997, Mr. Rogers was a Managing Director of Morgan Stanley & Co. Incorporated, where his responsibilities included serving as President of the general partners of the Princes Gate Investors family of private equity funds. He worked at Morgan Stanley from 1981 to 1983, 1986 to 1993 and from 1995 to 1997. He serves on the boards (or equivalent bodies) of the Green Vale School, the Peoples’ Symphony Concerts and previously served on the board of the Metropolitan Opera. He also serves on the board of the Institute for International Education and is a member of its investment committee. As of May 3, 2018, Mr. Rogers stepped down as a director of Acadia

Healthcare (Nasdaq: ACHC). He is a graduate of Harvard College and received an M.B.A. from Harvard Business School.
Mr. Rogers’ extensive experience in private markets, including his long tenure as our Chairman, brings valuable industry-specific knowledge and insights to the board of directors and provides the board of directors with an in-depth understanding of our business and operations.
Mario L. Giannini
Mr. Giannini is our Chief Executive Officer, a member of our board of directors and a Co-Chairman of various investment committees. Mr. Giannini has been a director since 2007 and our Chief Executive Officer since 2001. Prior to becoming Chief Executive Officer, Mr. Giannini was the President of HLA from 1998 to 2001. Prior to joining Hamilton Lane in 1993, he served as Executive Vice President and General Counsel of Industrial Valley Title Insurance Company from 1989 to 1992, Deputy General Counsel of Fidelity Bank in Philadelphia from 1984 to 1989 and Senior Attorney at Continental Illinois Bank in Chicago from 1979 to 1983. Mr. Giannini received a B.A. from California State University, Northridge, a J.D. from Boston College and a Master of Laws degree from the University of Virginia. He is a former member of the state bars of California and Illinois.
Mr. Giannini’s extensive experience in private markets, including his long tenure overseeing our strategic direction as Chief Executive Officer, brings valuable industry-specific knowledge and insights to the board of directors and provides the board of directors with an in-depth understanding of our business and operations.
Directors continuing in office with terms expiring in 2020.
David J. Berkman
Mr. Berkman has been a member of our board of directors since May 2017. Since January 2000, Mr. Berkman has served as the Managing Partner of Associated Partners, LP, a private equity firm primarily engaged in telecommunications infrastructure operations and investments. Mr. Berkman serves on the boards (or equivalent bodies) of Entercom Communications Corp. (NYSE: ETM), as Lead Director, and serves on its audit, compensation, nominating/corporate governance and executive committees, and Franklin Square Holdings, LP. He previously served on the board of Actua Corporation until resigning in February 2018 in connection with the sale of substantially all of that company’s assets and subsequent voluntary delisting from the Nasdaq Global Market, liquidation and wind-up of its remaining business. He also served on the board of Diamond Resorts International, Inc. until the sale of that company to a private investor in September 2016. He also serves on the advisory committee of First Round Capital, a venture firm. Civically, Mr. Berkman serves on the Board of Overseers of the University of Pennsylvania School of Engineering and Applied Science. Mr. Berkman received a B.S. in Economics from the Wharton School of the University of Pennsylvania.
Mr. Berkman’s extensive experience in private markets, in the start-up and operation of various platforms, as well as his long-standing service on other public company boards, enables him to bring valuable investment, operations and governance knowledge to the board of directors. Additionally, his insight in the areas of corporate finance, financial reporting, and accounting and controls is expected to be valuable to the Company.
O. Griffith Sexton
Mr. Sexton has been a member of our board of directors since March 2017. Mr. Sexton has served on the board of HLA since 2003. He was an adjunct professor of finance at Columbia Business School from 1995 to 2010 and is a visiting lecturer at Princeton University, where he teaches courses in corporate finance. Mr. Sexton was an investment banking professional at Morgan Stanley from 1973 to 1995, where he served as a managing director from 1985 to 1995. His responsibilities included the development and execution of advisory assignments involving major corporate transactions such as mergers, acquisitions, divestitures, corporate defense, recapitalizations, financial restructurings, joint ventures, spin-offs and squeeze outs. He has served as an advisory director of Morgan Stanley from 1995 to 2005 and from 2014 to the present. Mr. Sexton was a member of the board of directors of Morgan Stanley from 2005 to 2014 and of Investor AB, a publicly traded Swedish investment company, from 2003 to 2015. A former U.S. naval aviator and Vietnam veteran, Mr. Sexton holds a B.S.E. from Princeton and an M.B.A. from Stanford.
Mr. Sexton’s broad experience in finance and academia brings valuable insight, an in-depth understanding of the industry and a unique perspective to the board of directors.
The board of directors recommends a vote “FOR” the election of Mr. Hirsch and Ms. Varon as Class II directors.

EXECUTIVE OFFICERS
The table below sets forth information with respect to our executive officers, other than Messrs. Rogers, Giannini and Hirsch, as of July 16, 2018. Information regarding Messrs. Rogers, Giannini and Hirsch can be found directly above under “Proposal No. 1—Election of Directors.”

Name	Age	Position
Randy M. Stilman	56	Chief Financial Officer and Treasurer
Kevin J. Lucey	51	Chief Operating Officer
Lydia A. Gavalis	54	General Counsel and Secretary
Juan Delgado-Moreira	47	Vice Chairman
Michael T. Donohue	43	Managing Director and Controller

The following is a brief biographical summary of the experience of our executive officers:
Randy M. Stilman
Mr. Stilman is our Chief Financial Officer and Treasurer. Mr. Stilman has been the Chief Financial Officer of HLA since joining Hamilton Lane in 1997. Prior to joining Hamilton Lane, he was the Director of Accounting for Chemical Leaman Tank Lines from 1995 to 1997, Controller of CLT Appraisal Services from 1993 to 1995 and Vice President of Finance of Industrial Valley Title Insurance Company from 1989 to 1993. He began his career as an Audit Supervisor at the accounting firm of Laventhol & Horwath. Mr. Stilman received a B.B.A. from Temple University and is a certified public accountant. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants.
Kevin J. Lucey
Mr. Lucey has been our Chief Operating Officer since 2011. He is a member of HLA’s Investment Committee and leads our Operating Committee, Business Development, Relationship Management, Human Resources and Information Technology functions. Mr. Lucey joined the firm in 2007 from Delaware Investments, where he was Executive Vice President responsible for global distribution, client services, product management and product development from 2003 to 2006. Mr. Lucey previously served as Senior Vice President of Putnam Investments from 1995 to 2003, responsible for 401(k) sales. He also held positions at Mellon Bank, The Boston Company and Colonial Management Associates. Mr. Lucey received a B.A. in Finance from Merrimack College, where he has served on the board of trustees since 2015.
Lydia A. Gavalis
Ms. Gavalis is our General Counsel and Secretary. She is responsible for Hamilton Lane’s global legal affairs, directly and through her legal and compliance team. Prior to joining the firm in 2016, Ms. Gavalis worked for SEI Investments Company for more than 18 years. She served as Division General Counsel of SEI’s Institutional Investors business segment; General Counsel for both SEI Private Trust Company, a U.S. federal savings association, and SEI Trust Company, a U.S. state-charted trust company; Head of SEI’s Corporate Legal Services team; and Director & General Counsel of the company’s London-based asset management firm, SEI Investments (Europe) Limited. Ms. Gavalis received a J.D. from Temple University School of Law in 1989 and a B.A. from Rosemont College in 1986, where she received the E.R.S. Law School award. She is a member of the state bar of Pennsylvania.

Juan Delgado-Moreira
Mr. Delgado-Moreira was named a Vice Chairman in June 2018 and serves as the head of our Asia business. He is a member of HLA’s Investment Committee and leads our Asian investment activities and client relationships. Prior to joining Hamilton Lane in 2005, Mr. Delgado-Moreira was an Investment Manager at Baring Private Equity Partners Ltd. in London, where he focused on mid-market private equity in Europe. Previously, Mr. Delgado-Moreira held senior research positions at institutions in the United Kingdom, including the University of Essex, and was a lecturer and Fulbright Scholar at Stanford University. Mr. Delgado-Moreira began his career as an analyst in Madrid, Spain at the Sociedad Estatal de Participaciones Industriales (formerly known as the Instituto Nacional de Industria). Mr. Delgado-Moreira received a B.A. in Political Science and Sociology and a Ph.D. in Research Methods/Statistics from the Universidad Complutense de Madrid. He is a chartered financial analyst and a member of the CFA Institute.
Michael T. Donohue
Mr. Donohue is our Controller and a Managing Director in HLA’s Finance Department, where he oversees internal reporting, SEC and external reporting, tax and financial planning and analysis. Prior to joining Hamilton Lane in 2008, Mr. Donohue was Assistant Controller at an international chemical manufacturer. Previously, he was an audit manager with KPMG in Philadelphia. He began his career at Crown Holdings, where he held several accounting positions. Mr. Donohue received a B.S. in Accounting from The Pennsylvania State University and an M.B.A. from Villanova University and is a certified public accountant. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants.

CORPORATE GOVERNANCE
Code of Ethics
Our Code of Conduct and Ethics (the “Code of Ethics”) is binding on all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Ethics is available on our website at www.hamiltonlane.com. We intend to post on our website any amendments to, or waivers of, any provision of the Code of Ethics to the extent applicable to our Chief Executive Officer, Chief Financial Officer or Controller or that relates to any element of the SEC’s definition of a “code of ethics.”
Director Independence
Our board of directors consists of Hartley R. Rogers, Mario L. Giannini, David J. Berkman, Erik R. Hirsch, O. Griffith Sexton and Leslie F. Varon. Mr. Rogers serves as Chair.
Our board of directors has determined that Messrs. Berkman and Sexton and Ms. Varon are each “independent” as defined under Nasdaq rules. In making this determination, the board of directors considered the relationships that each individual has with our Company and all other facts and circumstances that the board of directors deemed relevant in determining his or her independence, including ownership interests in us.
We are a “controlled company” under Nasdaq rules and therefore qualify for an exemption from the requirement that our board of directors consist of a majority of independent directors, that we establish a compensation committee consisting solely of independent directors and that our director nominees be selected or recommended by independent directors. Our audit committee consists of Messrs. Berkman and Sexton and Ms. Varon, who serves as Chair.
Board Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy and the most significant risks facing us, and it oversees the implementation of risk mitigation strategies by management. It is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
While the full board of directors has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks, financial risks and risks associated with corporate governance, business conduct and ethics and is responsible for overseeing the review and approval of related-party transactions. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Pursuant to the board of directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full board of directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the board of directors and its committees.
Communications with Directors
Interested parties may communicate with our board of directors or with an individual director by writing to our board of directors or to the particular director and mailing the correspondence to: c/o Hamilton Lane Incorporated, One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004, Attention: Secretary. The Secretary will promptly relay to the addressee all communications that she determines require prompt attention and will regularly provide our board of directors with a summary of all substantive communications.

Director Nominations
As a controlled company under applicable Nasdaq rules, we are not required to have a nominating committee of independent directors. HLAI, our controlling stockholder, indentifies our director nominees, including Mr. Hirsch and Ms. Varon, our nominees for re-election at the Annual Meeting.
The board of directors also will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The board of directors will evaluate such recommendations in accordance with our Certificate of Incorporation, Bylaws and such other criteria it deems appropriate. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled “Questions and Answers—How do I recommend a director nominee?”
Attendance at Annual Meeting
Directors are expected to attend our annual meetings of stockholders, and all of our directors attended last year’s meeting, with the exception of Mr. Sexton.
Related-Party Transaction Approval Policy
Our audit committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties. Our audit committee has adopted a formal Related-Party Transaction Policy, pursuant to which the audit committee reviews all transactions in which we and our executive officers, directors (including director nominees) and stockholders owning in excess of 5% of our Class A common stock or their immediate family members are participants. The audit committee must approve or ratify any related-party transaction for it to be consummated or continue.
The audit committee reviews related-party transactions as they arise and are reported to the audit committee. The audit committee also reviews materials prepared by our board of directors and our executive officers to determine whether any related-party transactions have occurred that have not been reported. In reviewing any related-party transaction, the audit committee is to consider all relevant facts and circumstances, including the aggregate dollar value of the transaction, the related party’s relationship to us and interest in the transaction, and the benefits to us of the transaction. The audit committee determines, in its discretion, whether the proposed transaction is in the best interests of Hamilton Lane and our stockholders.
Board of Directors Leadership Structure
Our board of directors will fill the Chairman of our board of directors and CEO positions based upon its view of what is in the best interests of Hamilton Lane. The CEO and Chairman may, but need not be, the same person. Currently, Mr. Rogers is the Chairman of our board of directors and Mr. Giannini is our CEO.
We believe this leadership structure is best for our company and our stockholders at this time. Separating these positions allows our CEO to focus on our day-to-day business while allowing the Chairman to lead our board of directors in its fundamental role of formulating strategy and providing advice to and oversight of management. Our board of directors recognizes the time, effort and energy that the CEO must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our oversight responsibilities continue to grow. Our board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chairman of the board of directors with the role of the CEO, might be appropriate.

Accordingly, our board may periodically review its leadership structure. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.
The small size of our board of directors and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information and other matters. On occasion, our board of directors will hold separate meetings for independent directors without management present. These meetings are generally held in conjunction with regularly scheduled meetings and at other times as requested by an independent director.
Our board of directors believes that management speaks for Hamilton Lane. While individual non-employee directors may, from time-to-time, meet or otherwise communicate with various constituencies that are involved with us, it is expected that directors would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.
Board of Directors Meetings and Committees
Our board of directors held nine regular meetings in our fiscal year ended March 31, 2018. Each director attended, in person or by teleconference, at least 75% of the aggregate of all the meetings of the board of directors and the committee(s) on which he or she served in fiscal 2018.
Our board of directors has an audit committee and a compensation committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our board of directors may determine or until their earlier resignation or death. Each committee is governed by a written charter, which is posted on our website at www.hamiltonlane.com. From time to time, our board of directors may also establish other, special committees when necessary to address specific issues.
Audit Committee
We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our audit committee consists of Messrs. Berkman and Sexton and Ms. Varon, with Ms. Varon serving as the Chair. Rule 10A-3 of the Exchange Act and the Nasdaq rules allowed a one-year post-initial public offering (“IPO”) grace period prior to requiring that the audit committee be composed entirely of independent directors. Mr. Rogers also served on the audit committee until November 2017. Our board of directors has affirmatively determined that Messrs. Berkman and Sexton and Ms. Varon each meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and the Nasdaq rules. The board of directors has also determined that each of the audit committee members qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
The audit committee is responsible for, among other things:

•	appointment, termination, compensation and oversight of the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attestation services;

•	considering and approving, in advance, all audit and non-audit services to be performed by independent accountants;

•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the audit committee deems necessary;

•	determining compensation of the independent auditors, compensation of advisors hired by the audit committee and ordinary administrative expenses;

•	reviewing quarterly financial statements prior to their release;

•	reviewing and assessing the adequacy of a formal written charter on an annual basis;

•	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

•	handling such other matters that are specifically delegated to the audit committee by our board of directors from time to time.
The audit committee held 13 meetings in our fiscal year ended March 31, 2018.
Compensation Committee
Our compensation committee consists of Messrs. Rogers, Giannini and Sexton, with Mr. Giannini serving as the Chair.
The compensation committee is responsible for, among other things:

•	reviewing and approving the compensation and benefits of all of our executive officers and key employees;

•	monitoring and reviewing our compensation and benefit plans, including incentive compensation arrangements;

•	establishing and monitoring director compensation;

•	annual evaluation of the performance of its duties under its charter; and

•	such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.
Our board of directors reviewed the relevant provisions of Section 162(m) of the Code and the Treasury Regulations issued thereunder with regard to the status of the compensation committee members as outside directors and determined that Mr. Sexton meets the requirements of Section 162(m) of the Code. In connection with the performance of its duties, the compensation committee has (i) unrestricted access to and assistance from the officers, employees and independent auditors of the Company and such resources and support from the Company as the compensation committee deems necessary or desirable and (ii) the authority to employ, at the expense of the Company, such experts and professionals as the compensation committee deems necessary or desirable from time to time.
The compensation committee did not hold formal meetings in our fiscal year ended March 31, 2018, but it acted by written consent.
Our management has retained the Korn Ferry Hay Group (“KFHG”) to benchmark competitive pay levels across a senior group of approximately 20 executives, representing “C” suite executives and functional area/business unit heads. As part of this exercise, KFHG provided a benchmarking report at an executive level of pay competitiveness compared to our peer competitors for talent, both on an individual pay element and on an aggregate basis. The KFHG findings were presented for consideration to our compensation committee and board of directors.

DIRECTOR COMPENSATION
Our policy is to not pay director compensation to directors who are also our employees. We pay each of our non-employee directors an annual retainer of $125,000 in the form of cash, time-based restricted stock awarded under the Hamilton Lane Incorporated 2017 Equity Incentive Plan, as amended (the “2017 Equity Plan”), or a combination of both, at their election. The restricted stock vests one year after the date of grant. The Chair of the audit committee also receives an additional $15,000 annual cash retainer. All members of the board of directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our board of directors.
Mr. Berkman and Ms. Varon were each elected to our board of directors in May 2017. For the portion of fiscal 2018 during which they served, Mr. Berkman elected to receive his pro-rated annual retainer in cash, and Ms. Varon elected to receive her pro-rated annual retainer in equal portions of cash and restricted stock. She received her retainer for service as Chair of the audit committee in cash. Mr. Sexton elected to receive his annual retainer for fiscal 2018 service in restricted stock.
The following table shows compensation paid to our non-employee directors in fiscal 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David J. Berkman	$106,113	—	$106,113
O. Griffith Sexton(2)	$—	$192,123	$192,123
Leslie F. Varon	$65,790	$82,207	$147,997

(1)	Reflects the grant date fair value of a restricted stock award made during fiscal 2018 as compensation for service on our board during fiscal 2018 and for future service in fiscal 2019.
(2) All reported amounts were paid to Mr. Sexton in fiscal 2018. Mr. Sexton’s award includes a pro-rated retainer award for his service on our board from March 6, 2017 to March 31, 2017, the portion of our 2017 fiscal year after our IPO. The board of directors determined in 2018 to make this pro-rated award.

OWNERSHIP OF COMMON STOCK
The following table sets forth information regarding the beneficial ownership of Hamilton Lane Incorporated Class A common stock and Class B common stock by:

•	each person known to us to beneficially own more than 5% of our Class A common stock or our Class B common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.
Except as otherwise noted, this information is given as of July 16, 2018, the record date for the Annual Meeting.
As described in “Certain Relationships and Related-Party and Other Transactions—Exchange Agreement,” each Class B holder and Class C holder is entitled to have its Class B units or Class C units, as applicable, exchanged for Class A common stock on a one-for-one basis, or, at our option, for cash. Each Class B holder holds one share of Class B common stock for each Class B unit it beneficially owns. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of Class B units each Class B holder beneficially owns. The number of shares of Class A common stock listed in the table below represents (i) shares of Class A common stock directly owned plus (ii) the number of Class C units each Class C holder beneficially owns, and assumes no exchange of Class B units for Class A common stock.
As discussed in “Certain Relationships and Related-Party and Other Transactions—Stockholders Agreement,” certain Class B holders who are significant outside investors, members of management and significant employee owners entered into a stockholders agreement in connection with our IPO pursuant to which they agreed to vote all their shares of voting stock, including Class A and Class B common stock, together and in accordance with the instructions of HLAI on any matter submitted to our common stockholders for a vote. Because they are a “group” under applicable securities laws, each party to the stockholders agreement is deemed to be a beneficial owner of all securities held by all other parties to the stockholders agreement. The below table disregards shares owned by the group and lists only common stock in which the listed stockholder has a pecuniary interest. The group files reports on Schedule 13D periodically as required by law to disclose its holdings.
In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights, including the exchange right described above, held by such person that are currently exercisable or will become exercisable within 60 days of the record date, July 16, 2018, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for all persons listed in the table is: c/o Hamilton Lane Incorporated, One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004.

	Common stock owned						% of total voting power	% total economic interest in HLA
	Class A			Class B
Name of Beneficial Owner	Number		%	Number		%
Named Executive Officers and Directors:
Mario L. Giannini	123,756		*	6,789,627	(1)	27%	24%	13%
Erik R. Hirsch	1,558,830	(2)	6%	1,417,861		6%	6%	6%
Hartley R. Rogers	175,209		1%	11,356,448	(3)	44%	40%	21%
Juan Delgado-Moreira	1,417,620		5%	—		—	*	3%
David J. Berkman	25,000		*	—		—	*	*
O. Griffith Sexton	6,254		*	1,432,466	(4)	6%	5%	3%
Leslie F. Varon	2,676		*	—		—	*	*
All executive officers and directors as a group (11 persons)	4,172,367		15%	22,000,985		86%	79%	49%
Other 5% Beneficial Owners:
HLA Investments, LLC(5)	—		—	14,538,318		57%	51%	27%
HL Management Investors, LLC(6)	4,804,455		17%	4,556,743		18%	18%	17%
Wasatch Advisors, Inc.(7)	1,677,342		6%	—		—	1%	3%
Federated Investors, Inc.(8)	1,218,645		4%	—		—	*	2%
TPG Group Holdings (SBS) Advisors, Inc.(9)	1,026,529		4%	—		—	*	2%
TimesSquare Capital Management, LLC(10)	999,100		4%	—		—	*	2%

* Represents beneficial ownership of less than 1%.

(1)
This consists of 2,949,595 shares beneficially owned directly by Mr. Giannini, 977,296 shares beneficially owned by a family trust, 2,579,104 shares beneficially owned by Hamilton Lane Advisors, Inc., which is an S-corporation that is wholly owned by Mr. Giannini, and 283,632 shares beneficially owned by HLAI in which Mr. Giannini has a pecuniary interest. This number does not include, and Mr. Giannini disclaims beneficial ownership of, shares owned by HLAI in which he does not have a pecuniary interest. See footnote 5.

(2)
This number includes shares beneficially owned by HLMI in which Mr. Hirsch has a pecuniary interest. This number does not include, and Mr. Hirsch disclaims beneficial ownership of, shares owned by HLMI in which he does not have a pecuniary interest. See footnote 6.

(3)
This number represents shares beneficially owned by HLAI in which Mr. Rogers has a pecuniary interest. HLAI is controlled by its managing member, which is an entity controlled by Mr. Rogers. See footnote 5.

(4)
This number consists of shares beneficially owned by HLAI. Mr. Sexton is the trustee of two family trusts that have a pecuniary interest in these shares, and he shares voting and dispositive power over these shares with Mrs. Barbara Sexton. This number does not include, and Mr. Sexton disclaims beneficial ownership of, shares beneficially owned by HLAI in which his affiliated trusts do not have a pecuniary interest. See footnote 5.

(5)
HLAI is owned by an affiliate of Mr. Rogers, family trusts of Mr. Sexton, Mr. Giannini and other parties. Mr. Rogers controls the managing member of HLAI. Pursuant to the stockholders agreement, HLAI directs the votes of the voting group comprised of significant outside investors, members of management and significant employee owners. The voting group beneficially owns 32,521,053 shares of Class A common stock as reported in its Schedule 13D filed on March 23, 2018.

(6)	Certain of our executive officers and other senior employees beneficially own all or a portion of their shares of our common stock through HLMI.

(7)
Based solely on information reported in a Schedule 13G filed with the SEC on February 14, 2018 by Wasatch Advisors, Inc. As reported in such filing, Wasatch Advisors, Inc. has sole voting and dispositive power with respect to all 1,677,342 Class A shares, constituting approximately 9% of the Class A shares outstanding. Wasatch Advisors, Inc. is located at 505 Wakara Way,

Salt Lake City, UT 84108. In order to present these holdings consistently with those of management, our directors and related parties, the percentage of Class A common stock owned has been recalculated to reflect the exchange of Class C units into Class A common stock in the denominator.

(8)
Based solely on information reported in a Schedule 13G jointly filed with the SEC on February 14, 2018 by Federated Investors, Inc. (“Federated”), Voting Shares Irrevocable Trust, Thomas R. Donahue, Rhodora J. Donohue, and J. Christopher Donahue. As reported in such filing, Federated Investors, Inc. is the beneficial owner of 1,218,645 Class A shares, constituting approximately 6% of the Class A shares outstanding, with sole voting power and sole dispositive power with respect to all 1,218,645 shares. Thomas R. Donahue, Rhodora J. Donohue, and J. Christopher Donahue act as trustees of the Voting Shares Irrevocable Trust and disclaim beneficial ownership of such Class A shares. All of the shares are owned by investment advisory clients of Federated. The Voting Shares Irrevocable Trust holds all of Federated’s outstanding voting stock. Federated Investors, Inc. is located at Federated Investors Tower, Pittsburgh, PA 15222. In order to present these holdings consistently with those of management, our directors and related parties, the percentage of Class A common stock owned has been recalculated to reflect the exchange of Class C units into Class A common stock in the denominator.

(9)
Based solely on information reported in a Schedule 13G/A jointly filed with the SEC on February 14, 2018 by TPG Group Holdings (SBS) Advisors, Inc. (“Group Advisors”), David Bonderman and James G. Coulter. As reported in such filing, Group Advisors is the beneficial owner of 1,026,529 Class A shares, constituting approximately 5% of the Class A shares outstanding, with shared voting power and shared dispositive power with respect to all 1,026,529 shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of such Class A shares except to the extent of their pecuniary interest therein. Group Advisors is located at c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. In order to present these holdings consistently with those of management, our directors and related parties, the percentage of Class A common stock owned has been recalculated to reflect the exchange of Class C units into Class A common stock in the denominator.

(10)
Based solely on information reported in a Schedule 13G filed with the SEC on February 14, 2018 by TimesSquare Capital Management, LLC (“TimesSquare”). As reported in such filing, TimesSquare is the beneficial owner of 999,100 Class A shares, constituting approximately 5% of the Class A shares outstanding, with sole voting power with respect to 994,600 shares and sole dispositive power with respect to all 999,100 shares. All of the shares are owned by investment advisory clients of TimesSquare, and such clients have the right to receive dividends and proceeds from the sale of such shares. TimesSquare is located at 7 Times Square, 42nd Floor, New York, NY 10036. In order to present these holdings consistently with those of management, our directors and related parties, the percentage of Class A common stock owned has been recalculated to reflect the exchange of Class C units into Class A common stock in the denominator.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Based solely on (i) our review of reports submitted to us during and with respect to the year ended March 31, 2018, filed with the SEC pursuant to Section 16(a) of the Exchange Act, including any amendment thereto and (ii) written representations of our directors, executive officers and certain beneficial owners of more than 10% of our Class A common stock, we believe that, with the following exceptions, all reports required to be filed under Section 16(a) of the Exchange Act, with respect to transactions in our equity securities through March 31, 2018, were filed on a timely basis.
In fiscal 2018, HLA Investments, LLC and HRHLA, LLC jointly filed one late Form 4 with respect to the exchange of Class B Units and corresponding cancellation of shares of Class B common stock in connection with the 2018 Offering, described below under the caption “Certain Relationships and Related-Party and Other Transactions.” Also, Juan Delgado-Moreira and Michael Donohue each filed one late Form 4/A in April 2018 to correct an administrative error that inadvertently reported vested shares of Class A common stock as restricted shares in their respective original Form 4 filings on March 8, 2017.

PROPOSAL NO. 2
APPROVAL OF THE HAMILTON LANE INCORPORATED EMPLOYEE SHARE PURCHASE PLAN
On June 21, 2018, upon recommendation of our compensation committee (the “Committee”), our board of directors adopted the Hamilton Lane Incorporated Employee Share Purchase Plan (the “ESPP”) to be effective January 1, 2019, subject to the approval of our stockholders. The purpose of the ESPP is to provide eligible employees of the Company and its designated subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of shares of Class A common stock of the Company. We are asking that our stockholders approve the ESPP because we believe the ESPP will further align the interests of employees and stockholders and aid in the recruitment and retention of employees.
In order to allow participation in the ESPP by employees of designated subsidiaries that are not corporations, the ESPP will be operated as a non-qualified plan and is not intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. A description of the material provisions of the ESPP is set forth below. The statements made in this proposal concerning the terms and provisions of the ESPP are summaries and are not intended to be a complete recitation of the ESPP provisions. These statements are qualified in their entirety by express reference to the full text of the ESPP, a copy of which is attached to this proxy statement as Appendix A and is incorporated by reference herein.
Administration, Eligibility and Benefits
The ESPP will be administered by the Committee. The Committee has the authority to (1) construe and interpret the ESPP, (2) determine eligibility for participation under the ESPP and (3) establish, amend or waive rules, procedures and regulations for administration of the ESPP (including, but not limited to, prescribing the forms and terms of instruments for common share subscriptions and beneficiary designations). All employees, including executive officers, of the Company and subsidiaries designated by the Committee from time to time, other than those (i) whose customary employment is for less than 24 hours per week or for not more than five months in a calendar year, (ii) who are employed as a co-op or (iii) who are interns or temporary/contingent employees will be eligible to participate in the ESPP after 90 days of employment. As of March 31, 2018, approximately 307 employees would have been eligible to participate in the ESPP if it were then in place. Non-employee directors are not eligible to participate in the ESPP.
Participation in the ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, the benefits or amounts that will be received with respect to future purchases under the ESPP are not determinable. For the same reasons and because this is the first time a plan of this nature has been adopted by us, we cannot determine what benefits or amounts would have been received if the ESPP had been in place during the last completed fiscal year.
Shares Available for Issuance
The maximum number of Class A common shares that may be purchased by all employees under the ESPP is 1,000,000 (representing approximately 4.3% of the issued and outstanding Class A common shares as of March 31, 2018), which maximum number is subject to adjustment in the case of any change in the shares of the Company, including by reason of a share split, share dividend, reorganization, recapitalization, combination or exchange of shares, merger, consolidation or change in corporate structure. As of July 16, 2018, the closing price of the Company’s

Class A common stock on the Nasdaq Stock Market (“Nasdaq”) was $50.08. As of the date hereof, no shares of our Class A common stock have been issued under the ESPP.
Purchase of Shares
An eligible employee may elect to participate in the ESPP for successive three-month offering periods (an “Offering Period”) through payroll deduction. Payroll deductions will commence with the first payroll period commencing on or after the first business day of the Offering Period. A participant who resides in a foreign jurisdiction that does not permit payroll deductions may make contributions by such other method as is permitted by the Company. An election to participate must be made 30 days prior to the first business day of the Offering Period (or the next business day if such date is not a business day). The minimum contribution which an eligible employee may make under the ESPP is 1% of the employee’s base salary, and the maximum contribution is 50% of the employee’s base salary (or such lesser or higher amount as the Committee may determine). After enrollment, an employee will automatically participate in subsequent Offering Periods at the same contribution level unless the employee ceases to be eligible, withdraws from the ESPP, changes the contribution amount or terminates employment. On the last trading day of each Offering Period for which the employee participates (the “Purchase Date”), the total amount of each employee’s payroll deductions (or other contributions) for that Offering Period will be used to purchase newly issued shares of Class A common stock from the Company. The purchase price per share will be equal to 85% of the fair market value of a share of Class A common stock (defined, generally, as the closing price of a share of Class A common stock on Nasdaq) on the Purchase Date. Only full shares may be purchased under the Plan. No interest is paid on participant payroll deductions (or other contributions) during the Offering Period. A participant’s rights under the ESPP are not transferable by the participant during his or her lifetime. When a participant terminates employment for any reason, payroll deductions under the ESPP will cease (and other contributions will no longer be accepted), and the amount credited to the participant’s account for the current Offering Period will be refunded in cash. A participant will be deemed to have terminated employment on the date on which he or she gives written or verbal notice of his or her intent to terminate employment (for reasons other than approved retirement).
During any Offering Period, an employee may not purchase more Class A common shares than the number determined by dividing $6,250 by the fair market value of a share of Class A common stock on the first business day of the Offering Period. In addition, (1) during any calendar year, no employee may be permitted to purchase shares of Class A common stock with an aggregate fair market value greater than $25,000 (based on the fair market value of the shares on the first business day of the Offering Period), and (2) no employee will be permitted to participate in the ESPP for an Offering Period if, immediately after commencement of such participation, the employee (and any other person whose shares would be attributed to the employee under the attribution rules of the Internal Revenue Code) owns shares possessing 5% or more of the total combined voting power of all classes of shares of the Company.
The Company and its designated subsidiaries have the right to make such provisions as they deem necessary to satisfy any withholding obligations with respect to the purchase of shares under the Plan, including by withholding tax amounts from other amounts payable to an employee.
Amendment or Termination
The Committee may, subject to certain exceptions, terminate or amend the ESPP at any time. An amendment to the ESPP will be submitted for stockholder approval to the extent required by applicable securities law or stock exchange rules, or any other applicable laws. Examples of circumstances where the Committee may make amendments without stockholder approval include, without limitation, amendments: (i) for the purpose of making formal, minor, administrative or technical modifications to any of the provisions of the ESPP, including amendments of a “housekeeping” nature; (ii) to correct any ambiguity, defective provision, error or omission in the provisions of the ESPP; (iii) to make any amendment that may be required to give effect to, or address, any changes in tax laws, accounting policies, securities laws or other applicable laws; or (iv) that do not require stockholder approval under applicable laws or stock exchange rules. Notwithstanding the foregoing, stockholder approval shall be required for any amendment: (i) to increase the maximum number of common shares issuable under the ESPP; (ii) to change the designation of subsidiaries whose employees may purchase common shares under the ESPP; or (iii) to amend the amendment provisions in the ESPP.
United States Federal Income Tax Consequences
The ESPP is not intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.
A participant’s payroll deductions to purchase common shares under the ESPP are made on an after-tax basis. No federal income tax is imposed on an employee, and the Company is not entitled to a deduction, on the grant of the right to purchase common shares under the ESPP. On each Purchase Date, a participant will recognize ordinary income equal to the difference between the fair market value of the purchased shares on the Purchase Date and the exercise price. The Company is generally entitled to an income tax deduction in the year in which a Purchase Date occurs in the amount recognized by the participant as ordinary income. The Participant’s gain or loss upon a subsequent disposition of the shares will be long-term capital gain or loss if the shares are held for at least one year after the Purchase Date, and otherwise is short-term capital gain or loss.
The foregoing tax discussion is a general description of certain expected U.S. federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.
Registration under the Securities Act of 1933
We intend to file with the SEC a Registration Statement on Form S-8 to register the shares of our Class A common stock available for issuance under the ESPP as soon as practicable after receiving stockholder approval of the ESPP.
Stockholder Approval
Stockholders of the Company are being asked to approve the adoption of the ESPP. Such approval requires the affirmative vote of a majority of the votes cast at a meeting of stockholders.
The board of directors recommends a vote “FOR” the approval of the Hamilton Lane Incorporated Employee Share Purchase Plan.

EXECUTIVE COMPENSATION
As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. We have elected to include voluntarily the compensation of Mr. Rogers as well. These officers are referred to as our named executive officers (“NEOs”).

•	Mario L. Giannini, Chief Executive Officer;

•	Hartley R. Rogers, Chairman of our board of directors;

•	Erik R. Hirsch, Vice Chairman of our board of directors; and

•	Juan Delgado-Moreira, Vice Chairman.

Summary Compensation Table
The following table sets forth the compensation earned for the periods indicated by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)		Total ($)
Mario L. Giannini Chief Executive Officer	2018	350,000	1,400,000	—	84,554	(3)	1,834,554
	2017	350,000	2,216,800	554,211	334,524		3,455,535
Erik R. Hirsch Vice Chairman	2018	300,000	1,800,000	600,021	94,538	(4)	2,794,559
	2017	300,000	1,980,000	495,004	279,896		3,054,900
Hartley R. Rogers Chairman	2018	280,000	700,000	700,031	57,142	(5)	1,737,173
	2017	280,000	750,000	750,003	91,379		1,871,382
Juan Delgado-Moreira Vice Chairman	2018	320,123	1,419,098	475,037	105,749	(6)	2,320,007
	2017	322,206	1,470,896	367,908	382,188		2,543,198

(1)	The amount shown represents the cash portion of the annual bonus.

(2)
This amount represents the grant-date fair value of stock awards granted as the equity portion of the annual bonus, computed in accordance with U.S. GAAP pertaining to equity based compensation. See “Compensation and Benefits” in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in Item 8 of our 2018 Form 10-K.

(3)	This amount represents payments received in respect of the Company’s carried interest plans of $76,454 and 401(k) contributions of $8,100.

(4)	This amount represents payments received in respect of the Company’s carried interest plans of $86,483 and 401(k) contributions of $8,100.

(5)	This amount represents payments received in respect of the Company’s carried interest plans of $49,042 and 401(k) contributions of $8,100.

(6)
This amount represents payments received in respect of the Company’s carried interest plans of $45,309, housing cost reimbursement of $47,635, legal expenses paid by the Company of $7,683 in connection with the 2018 Offering (as defined in “Certain Relationships and Related-Party Transactions and Other Transactions—2018 Offering”) and contributions to a defined contribution plan of $5,122.

Outstanding Equity Awards At 2018 Fiscal Year End
The following table sets forth the outstanding equity awards held by our NEOs as of March 31, 2018.

	Restricted Stock Awards
Name	Grant Date	Unvested Restricted Stock Awards	Market Value of Unvested Restricted Stock Awards ($) (1)
Mario L. Giannini Chief Executive Officer	3/14/2015	14,237	530,044
	3/11/2016	25,092	934,175
	5/15/2017	29,494	1,098,062
Erik R. Hirsch Vice Chairman	3/14/2015	11,011	409,940
	3/11/2016	19,715	733,989
	3/14/2017	19,758	738,590
	3/14/2018	15,761	586,782
Hartley R. Rogers Chairman	3/14/2015	13,347	496,909
	3/11/2016	31,365	1,167,719
	3/14/2017	29,936	1,114,517
	3/14/2018	18,388	684,585
Juan Delgado-Moreira Vice Chairman	3/14/2015	7,519	279,932
	3/11/2016	13,187	490,952
	3/14/2017	14,685	546,723
	3/14/2018	12,478	464,556

(1)
Prior to the Reorganization (as defined in “Certain Relationships and Related-Party Transactions and Other Transactions—The Reorganization”), all equity awards vested into Class C interests. As part of the Reorganization, on March 6, 2017, unvested awards were replaced with awards vesting in Class A common stock according to the vesting schedule in effect prior to the Reorganization. The Grant Date column reflects the original award grant date. The value included in this table is based on the closing stock price of our Class A common stock as of March 30, 2018, the last business day of our fiscal year. See “Certain Relationships and Related-Party Transactions and Other Transactions—the Reorganization.”

Employment Agreements and Potential Payments upon Termination or Change in Control
With the exception of Mr. Delgado-Moreira, we do not have any employment, severance or change in control arrangements with our NEOs. However, upon a change in control, our 2017 Equity Plan provides for accelerated vesting of outstanding equity awards held by participants, including our NEOs.
Juan Delgado-Moreira
On May 23, 2016, Hamilton Lane (Hong Kong) Limited entered into an employment agreement with Mr. Delgado-Moreira providing that he would serve as Managing Director on the Fund Investment Team in Hong Kong

beginning on June 1, 2016. In June 2018, Mr. Delgado-Moreira was promoted to Vice Chairman. His term of employment is terminable by either party upon 12 weeks’ written notice, except for a termination for cause, in which case no prior notice is required. Pursuant to the agreement, Mr. Delgado-Moreira is entitled to an annual base salary of 2,500,000 HKD (which was equivalent to $320,123 at the spot rate in effect on March 31, 2018), which may be increased periodically, and an annual bonus in an amount to be determined based on performance. During the period of June 1, 2016 through May 31, 2017, Mr. Delgado-Moreira received relocation assistance to facilitate his move from the United Kingdom to Hong Kong, including housing reimbursement and continued pension contribution. Mr. Delgado-Moreira is entitled to health coverage and also participates in the 2017 Equity Plan, as well as the Hamilton Lane Advisors, L.L.C. 2016 Carried Interest Plan (amended and restated, effective as of January 1, 2018) and predecessor carried interest plans, pursuant to which participants receive awards of profits interests.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our 2017 Equity Plan, the only equity compensation plan in effect as of March 31, 2018, which was approved by our sole stockholder prior to our IPO.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved By Stockholders	—	—	3,277,862	(1)

(1)	Consists of shares of Class A common stock available for issuance.

CERTAIN RELATIONSHIPS AND RELATED-PARTY AND OTHER TRANSACTIONS
The Reorganization
Hamilton Lane Incorporated is a holding company with no direct operations. Our principal asset is our equity interest in HLA. We serve as the managing member of HLA and operate and control all of its business and affairs.
In connection with the IPO, we completed a series of reorganization transactions, referred to collectively as the “Reorganization”, where, among other things, HLA amended its operating agreement and we and the other parties thereto entered into the tax receivable agreement, the exchange agreement, the stockholders agreement and the registration rights agreement, and we acquired from legacy members of HLA certain membership interests using a portion of the proceeds of the IPO, and, in some cases, in exchange for our Class A common stock, issued Class B common stock to certain continuing members of HLA. From time to time after the IPO, HLA members may exchange membership interests in HLA for shares of our Class A common stock or, at our election, for cash, on an ongoing basis.
The following are summaries of certain provisions of our related-party agreements, which are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore encourage you to review the agreements in their entirety. Copies of the agreements and any applicable amendments have been filed with the SEC and are incorporated by reference as exhibits to our 2018 Form 10-K and are available electronically on the website of the SEC at www.sec.gov.
HLA Operating Agreement
In connection with the IPO and the Reorganization, the members of HLA amended and restated the limited liability company operating agreement of HLA (as amended to date, the “HLA Operating Agreement”). We hold all of the Class A units in HLA and serve as its managing member, and thus control all of the business and affairs of HLA and its subsidiaries. Holders of Class B units and Class C units generally do not have voting rights under the HLA Operating Agreement.
Class A units, Class B units and Class C units have the same economic rights per unit. Accordingly, the holders of our Class A common stock (through us), the Class B holders and the Class C holders hold approximately 42.1%, 48.4% and 9.5%, respectively, of the economic interests in our business as of July 16, 2018.
We do not intend to cause HLA to issue additional Class B units (and consequently, we do not intend to issue additional shares of Class B common stock) or Class C units in the future, other than as described below.
Net profits and net losses of HLA are allocated, and distributions by HLA will be made, to its members pro rata in accordance with the number of membership units of HLA they hold. HLA will make distributions to the holders of its membership units, which include us, for the purpose of funding tax obligations in respect of HLA that are allocated to them. However, HLA may not make tax distributions to its members if doing so would violate any agreement to which it is then a party.
At any time we issue a share of our Class A common stock for cash, the net proceeds received by us will be promptly used to acquire a Class A unit unless used to settle an exchange of a Class B unit or Class C unit for cash. At any time we issue a share of our Class A common stock upon an exchange of a Class B unit or Class C unit or settle such an exchange for cash, described below under “—Exchange Agreement,” we will contribute the exchanged unit to HLA and HLA will issue to us a Class A unit. At any time we issue a share of our Class A common stock pursuant to any of our equity plans, we will contribute to HLA all of the proceeds that we receive (if any) and HLA will issue to us an equal number of its Class A units, having the same restrictions, if any, as are attached to the shares of Class A common stock issued under the plan. If we issue other classes or series of our equity securities, HLA will issue to us an equal amount of equity securities of HLA with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we retire any shares of our Class A common stock for cash, HLA will, immediately prior to such retirement, redeem an equal number of Class A units held by us, upon the same terms and for the same price, as the shares of our Class A common stock are retired. In addition, membership units of HLA, as well as our common stock, will be subject to equivalent stock splits, dividends, reclassifications and other subdivisions.
Class A units may be issued only to us, the managing member of HLA, and are non-transferable. Class B units and Class C units may be issued only to give effect to changes in our common stock as described above. The sole distinction between Class B units and Class C units is that the Class C holders did not receive any shares of our Class B common stock in respect of their Class C units. Class B units and Class C units may not be transferred, except with our consent or to a permitted transferee, subject to such conditions as we may specify. In addition, Class B holders may not transfer any Class B units to any person unless he, she or it transfers an equal number of shares of our Class B common stock to the same transferee.
Under the HLA Operating Agreement, we can require the holders of Class B units and Class C units to sell all of their interests in HLA into certain acquisitions of HLA and, in some circumstances, those holders may require us to include some or all of those interests in such a transaction.
We have the right to determine when distributions will be made to holders of units and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized, such distribution will be made to the holders of Class A units, Class B units and Class C units on a pro rata basis in accordance with the number of units held by such holder.
The holders of units, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of HLA. Net profits and net losses of HLA will generally be allocated to holders of units (including us) on a pro rata basis in accordance with the number of units held by such holder. The HLA Operating Agreement provides for quarterly cash distributions, which we refer to as “tax distributions,” to the holders of the units. Generally, tax distributions are computed by first determining the tax amount of each holder of units, which amount will generally equal the taxable income allocated to each holder of units (with certain adjustments) and then multiplying that income by an assumed tax rate, which is the highest combined U.S. federal and applicable state and local tax rate applicable to any natural person residing in, or corporation doing business in, New York City or San Francisco, California. HLA then determines an aggregate tax distribution amount by reference to the highest unitholder’s tax amount on a per unit basis and, subject to certain limitations, will distribute that aggregate amount to holders of units based on their respective tax amounts for the period covered by the distribution; in February 2018, we amended the HLA Operating Agreement to clarify that tax distributions would be made according to tax amounts for the relevant period rather than percentage interest on the date of distribution. The pro rata distribution amounts will also be increased to the extent necessary, if any, so that the amount distributed to us is sufficient to enable us to pay our actual tax liabilities and our other expenses and costs (including amounts payable under the tax receivable agreement). In June 2018, we amended the HLA Operating Agreement to clarify the formula for calculating tax distributions and set the estimated tax periods to the calendar quarter.

The HLA Operating Agreement provides that HLA may elect to apply an allocation method with respect to certain HLA investment assets that were held at the time of the closing of our IPO that is expected to result in the future, solely for tax purposes, in certain items of loss being specially allocated to us and corresponding items of gain being specially allocated to the other members of HLA. In conjunction therewith, the tax receivable agreement provides that we will pay over to the other HLA members 85% of the net tax savings to us attributable to those tax losses.
The HLA Operating Agreement provides that it may be amended, supplemented, waived or modified by us in our sole discretion without the approval of any other holder of units, except that no amendment can adversely affect the rights of a holder of any class of units without the consent of holders of a majority of the units of such class.
Tax Receivable Agreement
We used a portion of the proceeds from our IPO to purchase membership units of HLA from certain of the legacy direct and indirect members of HLA. In addition, the legacy direct and indirect members of HLA may exchange their Class C or Class B units for shares of our Class A common stock on a one-for-one basis or, at our election, for cash. When a Class B unit is exchanged for a share of our Class A common stock, a corresponding share of our Class B common stock will automatically be redeemed by us at par value and canceled. As a result of this initial purchase and any subsequent exchanges, we are entitled to a proportionate share of the existing tax basis of the assets of HLA. In addition, HLA has in effect an election under Section 754 of the Code, which has resulted, and may in the future result, in increases to the tax basis of the assets of HLA. These increases in tax basis are expected to increase our depreciation and amortization deductions and create other tax benefits and therefore may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain assets.
In connection with the IPO and the Reorganization, we entered into a tax receivable agreement with the legacy members of HLA. The agreement requires us to pay to such members (or their owners) 85% of the amount of tax savings, if any, that we realize (or are deemed to realize in the case of an early termination payment, a change in control or a material breach by us of our obligations under the tax receivable agreement, as discussed below) as a result of any possible increases in tax basis described above and of certain other tax benefits attributable to payments under the tax receivable agreement itself. In addition, the HLA Operating Agreement provides that HLA may elect to apply an allocation method with respect to certain HLA investment assets that were held at the time of the closing of our IPO that is expected to result in the future, solely for tax purposes, in certain items of loss being specially allocated to HLI and corresponding items of gain being specially allocated to the other members of HLA. In conjunction therewith, the tax receivable agreement provides that HLI will pay over to the other HLA members 85% of the net tax savings to HLI attributable to those tax losses. These are our obligations and not obligations of HLA. For purposes of the tax receivable agreement, the benefit deemed realized by us is computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no such increase to the tax basis of the assets of HLA, and had we not entered into the tax receivable agreement. The tax receivable agreement became effective immediately upon the consummation of our IPO and will remain in effect until all such tax benefits have been utilized or expired, unless the agreement is terminated early, as described below. We believe that a substantial portion of the intangible assets, including goodwill, of HLA at the time of the IPO, and at the time of the 2018 Offering described below, that are allocable to the membership units of HLA acquired or deemed acquired in taxable transactions by us from legacy direct or indirect members of HLA, are amortizable for tax purposes. We and our stockholders retain the remaining 15% of the tax benefits that we realize or are deemed to realize. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including:

•
the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of HLA at the time of each purchase or exchange;

•
the price of shares of our Class A common stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of HLA is directly related to the price of shares of our Class A common stock at the time of the purchase or exchange;

•	the extent to which such purchases or exchanges are taxable—if an exchange or purchase is not taxable for any reason, increased tax deductions will not be available;

•
the amount and timing of our income—we expect that the tax receivable agreement will require us to pay 85% of the deemed benefits as and when deemed realized. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in future tax years. The utilization of any such tax attributes will result in payments under the tax receivable agreement; and

•
tax rates in effect at the time that we realize the relevant tax benefits—for instance, the recent reduction in the federal corporate income tax rate from a top graduated marginal tax rate of 35% to a 21% flat tax rate.

The payments that we may make under the tax receivable agreement could be substantial.
We have the right to terminate the tax receivable agreement in whole or, in certain circumstances, in part, at any time. In addition, the tax receivable agreement will terminate early upon certain mergers or consolidations or other changes of control or if we materially breach our obligations under the tax receivable agreement. If we exercise our right to terminate the tax receivable agreement, or if the tax receivable agreement is terminated early in accordance with its terms, our payment obligations under the tax receivable agreement will be accelerated and will become due and payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on a discount rate equal to the lesser of (x) 7.5% and (y) LIBOR plus 400 basis points and on certain assumptions, including that (i) we will have sufficient taxable income to use in full the deductions arising from any increased tax basis and (ii) except in the case of a partial termination, all Class B units and Class C units outstanding on the termination date are deemed to be exchanged on the termination date. As a result, we could be required to make payments under the tax receivable agreement that are substantial and in excess of our actual cash tax savings.
Decisions made in the course of running our business, such as with respect to mergers and other forms of business combinations that constitute changes in control, may influence the timing and amount of payments we make under the tax receivable agreement in a manner that does not correspond to our use of the corresponding tax benefits.

In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.
Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Late payments generally accrue interest at a rate of LIBOR plus 500 basis points. Because of our structure, our ability to make payments under the tax receivable agreement is dependent on the ability of HLA to make distributions to us. The ability of HLA to make such distributions will be subject to, among other things, restrictions in our a Term Loan and Security Agreement and Revolving Loan and Security Agreement with First Republic Bank, copies of which have been filed with the SEC and are incorporated by reference as exhibits to our 2018 Form 10-K. If we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid.
Payments under the tax receivable agreement will be based on the tax reporting positions that we determine. Although we are not aware of any material issue that would cause the IRS to challenge a tax basis increase, we will not, in the event of such a challenge, be reimbursed for any payments previously made under the tax receivable agreement (although we would reduce future amounts otherwise payable under the tax receivable agreement). No assurance can be given that the IRS will agree with the allocation of value among our assets or that sufficient subsequent payments under the tax receivable agreement will be available to offset prior payments for disallowed benefits. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefit that we actually realize in respect of the increases in tax basis resulting from our purchases or exchanges of membership units of HLA and certain other tax benefits related to our entering into the tax receivable agreement.
Exchange Agreement
In connection with the IPO and the Reorganization, we entered into an exchange agreement with the other members of HLA that entitles those members (and certain permitted transferees thereof, including the beneficial owners of the Class B units and Class C units) to exchange their Class C units, and their Class B units together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash. In February 2018, the parties to the exchange agreement amended it to facilitate cash settlements of exchanges using the proceeds of equity offerings or block trades.
The exchange agreement permits those members to exercise their exchange rights subject to certain timing and other conditions. In particular, exchanges by our senior management and other senior employees are subject to timing and volume limitations: no exchanges were permitted until February 28, 2018; thereafter, exchanges may not exceed one-third of their original holdings until February 28, 2019 and two-thirds of their original holdings until February 28, 2020. After February 28, 2020, these limitations expire. These limitations do not apply to exchanges by our other employees who own Class B units or Class C units or holders who may sell freely under Rule 144, subject to compliance with our corporate policies, including periodic blackout periods imposed by us.
In addition, the exchange agreement provides that an owner does not have the right to exchange Class B units or Class C units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with HLA to which the owner is subject. We may impose additional restrictions on exchanges that we determine to be necessary or advisable so that HLA is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.
Any beneficial holder exchanging Class B units must ensure that the applicable Class B holder delivers a corresponding number of shares of Class B common stock to us for redemption and cancellation as a condition of exercising its right to exchange Class B units for shares of our Class A common stock. When a Class B unit or Class C unit is surrendered for exchange, it will not be available for reissuance.
Stockholders Agreement
Certain Class B holders who are significant outside investors, members of management and significant employee owners entered into a stockholders agreement with the Company and HLA in connection with the IPO and the Reorganization pursuant to which they agreed to vote all their shares of voting stock, including Class A and Class B common stock, together and in accordance with the instructions of HLAI on any matter submitted to our common stockholders for a vote.
Under the stockholders agreement, these holders agreed to take all necessary action, including casting all votes such members are entitled to cast at any annual or special meeting of stockholders, to cause the persons designated by HLAI to be the full slate of nominees recommended by our board of directors (or any committee or subcommittee thereof for election of directors) at each annual or special meeting of stockholders at which directors are to be elected.
HLAI holds approximately 52% of the aggregate voting power of our Class A common stock and Class B common stock, and the parties to the stockholders agreement collectively hold over 90% of the aggregate voting power of our Class A common stock and Class B common stock. The governing documents of HLAI require generally the approval of two of Messrs. Giannini, Rogers and Sexton for those votes to be cast in favor of certain fundamental actions, including a material acquisition, an increase in our authorized capital and an issuance of preferred stock. Otherwise, HLAI is controlled by its managing member, an entity controlled by Mr. Rogers. As a result of these arrangements, HLAI, its current members, and their permitted transferees control the outcome of any such matters that are submitted to our stockholders for the foreseeable future.
Registration Rights Agreement
In connection with the IPO and the Reorganization, we entered into a registration rights agreement with certain Class B holders who are significant outside investors, members of management and significant employee owners. The registration rights agreement provides these holders with the right to require us to register under the Securities Act the shares of Class A common stock issuable to them upon exchange of their Class B units or Class C units. The registration rights agreement also provides for piggyback registration rights for these holders, subject to certain conditions and exceptions.
Indemnification Agreements
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our Bylaws. In addition, our Certificate of Incorporation, provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.
2018 Offering
In March 2018, we and certain selling stockholders completed a registered offering of an aggregate of 4,531,001 shares of Class A common stock at a price of $34.25 per share (the “2018 Offering”). The purpose of the 2018 Offering was to provide liquidity to significant direct and indirect owners of HLA. The shares sold consisted of (i) 696,315 shares held by the selling stockholders and (ii) 3,834,686 shares newly issued by us. We received approximately $125.2 million in proceeds from the sale of our shares, net of underwriting discounts and commissions and estimated offering expenses, and used all of the net proceeds to settle in cash exchanges by certain members of HLA of a total of 2,235,187 Class B units and 1,599,499 Class C units. In connection with the exchange of the Class B units, we also repurchased for par value and canceled a corresponding number of shares of Class B common stock. We did not receive any proceeds from the sale of shares by the selling stockholders.
Juan Delgado-Moreira, one of our executive officers, and Oakville Number Two Trust, a more than 5% beneficial owner of our Class A common stock by virtue of its membership in our voting group, each participated in the 2018 Offering as selling stockholders, selling 446,315 and 250,000 shares of our Class A common stock, respectively.
The following directors, executive officers and beneficial owners of more than 5% of our Class A common stock exchanged Class B units and/or Class C units for cash consideration of $32.79 per unit (and, for each Class B unit, surrendered to us a corresponding share of Class B common stock for payment of $0.001 per share):

Exchanging Holder	Class B Units Exchanged	Class C Units Exchanged
Hartley Rogers	285,715	—
Mario Giannini	943,075	—
Erik Hirsch	—	504,667
Randy Stilman	—	226,914
Michael Donohue	—	12,626
Kevin Lucey	—	126,154
2008 Sexton Des. Trust FBO Laura Sexton	475,000	—
2008 Sexton Des. Trust FBO Matthew Sexton	475,000	—
Initial Trust under The Frederick B. Whittemore 2008 Children’s Trust	19,145	—
Tara Blackburn	—	180,000
Stephen Brennan	—	36,819
Michael Kelly	—	67,851
Thomas Kerr	—	10,000
Paul Yett	—	300,000

AUDIT COMMITTEE REPORT
With respect to the financial reporting process of Hamilton Lane Incorporated (“Hamilton Lane” or the “Company”), the management of the Company is responsible for establishing and maintaining internal controls and preparing Hamilton Lane’s consolidated financial statements. Hamilton Lane’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Hamilton Lane’s financial statements. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of EY included in its audit of Hamilton Lane’s consolidated financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2018 with Hamilton Lane’s management and with EY, including the results of the independent registered public accounting firm’s audit of Hamilton Lane’s financial statements. We have also discussed with EY all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which EY must provide us with additional information regarding the scope and results of its audit of Hamilton Lane’s consolidated financial statements.
We have also received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence, and have discussed with EY its independence from Hamilton Lane, as well as any relationships that may impact EY’s objectivity and independence.
Based on our review of the matters noted above and our discussions with Hamilton Lane’s management and independent registered public accountants, we recommended to the board of directors that the audited consolidated financial statements be included in Hamilton Lane’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, for filing with the Securities and Exchange Commission.

Leslie F. Varon (Chair) David J. Berkman O. Griffith Sexton

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has appointed EY as our independent registered public accounting firm for the fiscal year ending March 31, 2019. We are asking our stockholders to ratify the selection of EY as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of EY to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the audit committee will review its future selection of independent auditors. Even if our stockholders ratify the election, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of Hamilton Lane and our stockholders. Representatives of EY are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services provided to Hamilton Lane by EY for the fiscal years ended March 31, 2018 and 2017.

	Fiscal 2018	Fiscal 2017
Audit Fees(1)	$1,130,000	$3,587,498
Audit-Related Fees(2)	$130,485	$147,999
Tax Fees(3)	$22,976	$233,876
All Other Fees(4)	$7,200	$1,995

(1)
Audit fees consisted of work performed in connection with the audit of our annual consolidated financial statements and services rendered in connection with our registration statements on Form S-1 and Form S-8 related to the IPO.

(2)	Audit-related fees consisted primarily of fees for attest services of individual investment funds.

(3)	Tax fees primarily related to advice on tax structuring and foreign tax compliance and transfer pricing services.

(4)	All other fees primarily related to a subscription to an online accounting research tool.

Pre-Approval Policies and Procedures
All of the fees paid to EY (i) during the year ended March 31, 2017, were pre-approved by HLA and (ii) during the year ended March 31, 2018, were pre-approved by our audit committee in accordance with the Company’s Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”).
The Pre-Approval Policy was adopted by our audit committee and governs the pre-approval, selection, retention and termination of any services provided by the Company’s independent registered public accounting firm. The Pre-Approval Policy expressly prohibits non-audit services for which engagement is not permitted by the SEC’s rules and regulations, including internal audit outsourcing and expert services unrelated to the audit. A list of prohibited and permitted services is set forth in the Pre-Approval Policy. Permitted services include audit, audit-related, permitted non-audit and tax-related services. Audit and audit-related services may include, among other things, services related to securities filings, accounting and financial reporting consultations, statutory audits and acquisition-related due diligence and benefit plan audits.
For audit services, the independent auditor is to provide, for audit committee approval, an engagement letter for each fiscal year outlining the proposed plan covering the audit services’ scope, terms and compensation. Additional engagement letters related to other permitted services may not require separate audit committee approval if such services have been pre-approved. The independent auditor will represent to the audit committee, in each of its engagement letters, that each proposed service to be provided does not violate the SEC’s auditor independence rules.
Management and the independent auditor must submit to the audit committee a request for pre-approval of any proposed services that have not been previously pre-approved. Responses to requests for services are required to include a statement that the services are consistent with and shall not violate the SEC rules on auditor independence. The audit committee must approve permissible non-audit services in order for the independent auditor to be retained by us for such services.

The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
We filed our 2018 Form 10-K with the SEC on June 14, 2018. We will mail to you without charge, upon written request, a copy of our 2018 Form 10-K, excluding exhibits. Please send the written request to Hamilton Lane Incorporated, One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004, Attention: Secretary. Our 2018 Form 10-K may also be accessed and printed directly from our website at http://www.hamiltonlane.com under the caption “Investor Relations” or from the SEC’s website at www.sec.gov.
OTHER BUSINESS
Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.
HOUSEHOLDING PROXY MATERIALS
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivery of a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. We have instituted householding for our registered stockholders, and some intermediaries may also be householding our proxy materials and annual report. Once you have received notice from us, your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you or another stockholder who shares your address provides contrary instructions. We undertake to deliver promptly to any stockholder at a shared address, upon written or oral request, a copy of our proxy statement, annual report and notice of Internet availability of proxy materials. You may request such additional copies by calling (610) 934-2222 or writing to Hamilton Lane Incorporated, One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004, Attention: Secretary.
If you hold your shares through an intermediary, and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank, broker or other nominee record holder. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank, broker or other nominee record holder.

APPENDIX A

HAMILTON LANE INCORPORATED
EMPLOYEE SHARE PURCHASE PLAN

Section 1.	Purpose.

The purpose of the Hamilton Lane Incorporated Employee Share Purchase Plan is to provide employees of Hamilton Lane Incorporated and its Designated Subsidiaries with the opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s Common Shares. The Plan is effective January 1, 2019. In order to allow participation in the Plan by Employees of Designated Subsidiaries that are not corporations, the Plan will be operated as a non-qualified plan and is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

Section 2.	Definitions.

(a)
“Account” means the bookkeeping account established and maintained by the Company for each Participant to which shall be credited all Contributions made on behalf of the Participant pursuant to Section 6(b) of the Plan.

(b)
“Base Salary” means total base salary received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Base Salary excludes overtime, shift differentials, bonuses, commission and incentive compensation, relocation expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any share option, share purchase, or similar plan of the Company or any Designated Subsidiary.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” shall mean the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time.

(f)	“Common Shares” means the Class A common shares of the Company.

(g)	“Company” means Hamilton Lane Incorporated, a Delaware corporation and any successor thereto.

(h)	“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of:

(i)	sick leave;

(ii)	military leave;

(iii)	approved primary caregiver leave;

(iv)
any other leave of absence approved by the Company’s Human Resources Department (provided that leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time); or

(v)	transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(i)	“Contributions” means all payroll deductions (or other contributions permitted hereunder) which are credited to the Account of a Participant pursuant to Section 6(b) of the Plan.

(j)	“Designated Broker” means the stock brokerage or other financial services firm designated by the Committee to hold Common Shares purchased by Participants under the Plan.

(k)	“Designated Subsidiary” means a subsidiary that has been designated by the Committee in its sole discretion as having Employees eligible to participate in the Plan.

(l)	“Effective Date” means January 1, 2019, the date on which the Plan takes effect.

(m)	“Employee” means any person, including any Officer, who is a common-law employee of the Company or a Designated Subsidiary.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)	“Fair Market Value” shall mean the following, arrived at by a good-faith determination of the Committee:

(i)	the closing price of the Common Shares on a registered securities exchange or an over-the-counter market on the applicable date; or

(ii)	such other method of determining fair market value that is adopted by the Committee.

(p)	“Offering Date” means the first business day of each Offering Period of the Plan.

(q)
“Offering Period” means a period of three (3) months commencing on January 1, 2019, and each January 1, April 1, July 1, and October 1 thereafter (or at such other times as may be determined by the Committee), during which an Employee can set aside payroll deductions (or make other funds available to the extent permitted by the Company for Employees of foreign jurisdictions) for use in purchasing Common Shares.

(r)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)	“Participant” means an Employee of the Company or a Designated Subsidiary who elects to participate in the Plan pursuant to the provisions of Section 5.

(t)	“Plan” means this Hamilton Lane Incorporated Employee Share Purchase Plan, effective as of January 1, 2019.

(u)	“Purchase Date” means the last trading day of each Offering Period.

(v)	“Purchase Price” means with respect to an Offering Period, an amount equal to 85% of the Fair Market Value of a Common Share on the Purchase Date.

(w)	“Share” means a full Common Share, as adjusted in accordance with Section 16 of the Plan.

(x)	“Subscription Agreement” means the enrollment agreement completed by an Employee electing to participate in the Plan in accordance with Section 5.

(y)
“Subscription Date” means the date that is thirty (30) days prior to the Offering Date of the first Offering Period to which the Subscription Agreement applies. If such date is not a business day, the Subscription Date shall be the next following business day.

Section 3.Eligibility.

(a)
General Rule. With respect to any Offering Period, any Employee on the Offering Date for such Offering Period shall be eligible to participate in the Plan during such Offering Period subject to the requirements of Section 3(b).

(b)	Exceptions to the General Rule. Unless otherwise determined by the Committee, no Employee shall be eligible to participate in the Plan for an Offering Period if:

(i)
immediately after commencement of such participation, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own Shares and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company;

(ii)
such participation would permit the Employee to purchase Common Shares under the Plan at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Common Shares (determined as of the Offering Date) for each calendar year in which such Employee participated in the Plan at any time;

(iii)
such participation would permit the Employee to purchase during the Offering Period a number of Common Shares that exceeds the number of Common Shares determined by dividing $6,250 by the Fair Market Value of a Common Share on the Offering Date;

(iv)	the Employee’s customary employment is for less than 24 hours per week or for not more than five months in any calendar year;

(v)	the Employee has been employed for less than 90 days on the Offering Date; or

(vi)	the Employee is employed as a co-op or is an intern or temporary or contingent/agency employee.

(c)	Non-Employee Directors. Non-employee directors of the Company are not eligible to participate in the Plan.

Section 4.Offering Periods.

The Plan shall be implemented through Offering Periods. Offering Periods shall continue until either (i) the Committee decides, in its sole discretion, that there will be no further Offering Periods because the Common Shares remaining available under the Plan are insufficient to make offerings to all Employees, or (ii) the Plan is terminated in accordance with Section 17 of the Plan.

Section 5.Participation.

(a)
Initial Participation. An Employee may become a Participant on the first applicable Offering Date by delivering to the Company or the Designated Broker a Subscription Agreement indicating the Employee’s election to participate in the Plan and authorizing payroll deductions (or other approved method of payment for Shares). With respect to a particular Offering Period, the Subscription Agreement must be delivered no later than the Subscription Date. The Subscription Agreement may be submitted electronically, as directed by the Company. An Employee who becomes eligible to participate in the Plan and completes and submits a Subscription Agreement in accordance with this Plan following the Subscription Date for an Offering Period shall not be eligible to participate during that Offering Period but may participate in any subsequent Offering Period provided such Employee is still eligible to participate in the Plan as of the Offering Date of any subsequent Offering Period. The Committee may, from time to time, change the Subscription Date applicable to any Offering Period as deemed advisable in its sole discretion for proper administration of the Plan.

(b)
Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately following each Offering Period in which the Participant participates unless he or she:

(i)	ceases to be eligible as provided in Section 3 above;

(ii)	withdraws from the Plan pursuant to Section 9(a) below; or

(iii)	terminates employment as provided in Section 9(b).

If a Participant automatically participates in a subsequent Offering Period pursuant to this Section 5(b), then the Participant is not required to complete and submit any additional Subscription Agreement for any such subsequent Offering Period in order to continue participation in the Plan. However, a Participant may complete and submit a Subscription Agreement with respect to a subsequent Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective Subscription Agreement.

(c)
Payroll Deductions. The Subscription Agreement shall set forth the percentage of the Participant’s Base Salary (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. Payroll deductions shall commence on the first full payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of a given Offering Period, unless sooner terminated by the Participant as provided in Section 9 of the Plan.

Section 6.Method of Payment of Contributions.

(a)
Limitations on Payroll Deduction Elections. Contributions during an Offering Period may be paid for only by means of payroll deductions accumulated during the Offering Period from the Participant’s regularly scheduled pay checks; provided, however, that a Participant who resides in a foreign jurisdiction that does not permit payroll deductions may make Contributions in such other method as may be permitted by the Company. A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifty percent (50%) (or such lesser or greater percentage as the Committee may establish from time to time before an Offering Date) of such Participant’s Base Salary on each payday during the Offering Period.

(b)
Participant Accounts. All Contributions authorized by a Participant shall be credited to the Account established under the Plan for the Participant. The monies represented by such Account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such Account.

(c)
Changes or Discontinuation of Contributions. A Participant may not increase or decrease his or her Contributions during an Offering Period. However, any Subscription Agreement completed and submitted by the Participant no later than the Subscription Date for the next Offering Period which specifies a different Contribution amount per pay check (whether increasing or decreasing such amount) shall take effect as of such Offering Date. A Participant may discontinue his or her participation in the Plan as provided in Section 9.

(d)
Company’s Rights to Adjust Contributions. Notwithstanding anything to the contrary, to the extent necessary to comply with Sections 3(b)(ii) and (iii) above, a Participant’s Contributions may be decreased during any Offering Period scheduled to end during the current calendar year to a percentage less than that elected by the Participant, including to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9.

Section 7.Purchase of Shares.

(a)
Right to Purchase Shares. On each Purchase Date, each eligible Employee participating in such Offering Period shall purchase that number of full Shares determined by dividing such Employee’s Account balance as of such Purchase Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 11. Any amount remaining in the Employee’s Account following the purchase shall be carried over to the next Offering Period or, if the Employee has elected not to participate in the Plan during the next Offering Period, shall be returned to the Employee.

(b)
General Rule. Unless a Participant withdraws from the Plan as provided in Section 9, the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period by applying the amount in the Participant’s Account to the purchase of that number of full Shares determined by dividing such amount by the Purchase Price. The Shares purchased upon exercise of a purchase right hereunder shall be deemed to be transferred to the Participant on the Purchase

Date. During his or her lifetime, a Participant’s right to purchase Shares hereunder is exercisable only by the Participant.

(c)
Pro Rata Allocation. If the total number of Shares to be purchased by Participants under the Plan exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available in a uniform and non-discriminatory manner. In such event, the payroll deductions to be made pursuant to the authorizations therefore shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant.

(d)
Tax Withholding. The Company and each Designated Subsidiary shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax withholding obligations with respect to purchases of Shares made under this Plan, including (without limitation) by withholding tax amounts from other amounts then payable to an Employee.

Section 8.Delivery of Shares and Dividends.

(a)
Delivery of Shares. As soon as administratively practicable after a Purchase Date, the number of Shares purchased by each Participant shall be registered in the name of each Participant, as appropriate, and deposited into an account established in the Participant’s name with the Designated Broker.

(b)
Dividends. Dividends paid in the form of cash, Shares, or other non-cash consideration with respect to the Common Shares in a Participant’s Account shall be credited to such Account. However, if a Participant holding Shares in any Account is subject to withholding taxes on any dividends payable with respect to the Shares, all cash dividends payable on those Shares shall be paid by the Company net of the applicable withholding taxes on such dividends, which taxes shall be withheld by the Company and paid to the appropriate tax authorities. The Company or any other Designated Subsidiary employing each Participant shall annually notify the Participant, as part of its periodic reporting obligations under applicable laws, of the amount of such withholding applicable to dividends on the Participant’s Shares in an Account, in order to enable the Participant to apply for any applicable tax credit in each country in which the Participant is subject to taxes on such dividends.

Section 9.Voluntary Withdrawal; Termination of Employment.

(a)
Withdrawal During an Offering Period. A Participant may withdraw all but not less than all of his or her Account balance under the Plan at least 45 days prior to a Purchase Date by submitting a completed “Notice of Withdrawal” form to the Company. The Participant’s Account balance will be paid to him or her as soon as administratively practicable after receipt of his or her Notice of Withdrawal and his or her participation for the current period will be automatically terminated and no further payroll deductions for the purchase of Shares will be made during the Offering Period. The termination of such participation shall be irrevocable, and the Participant may not subsequently rejoin the Plan during that same Offering Period.

(b)
Termination of Employment. Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, his or her Account balance will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her purchase right will be automatically terminated. For purposes of this Section 9(b), a Participant will be deemed to have terminated his or her Continuous Status as an Employee on the date on which he or she gives written or verbal notice of his or her interest to terminate employment (for reasons other than approved retirement).

(c)	Subsequent Participation. A Participant’s withdrawal during an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period.

Section 10.Interest.

No interest shall accrue on the Contributions credited to a Participant’s Account under the Plan.

Section 11.Shares.

(a)
Shares Subject to the Plan. The maximum number of Common Shares which may be sold under the Plan is 1,000,000. Such Common Shares may be either authorized and unissued shares or issued shares heretofore or hereafter acquired and held as treasury shares, as the Board may from time to time determine. In the event that there is an increase or decrease in the number of issued Common Shares by reason of any cause such as a share split, reorganization, recapitalization, combination or exchange of shares, merger, consolidation, or any other change in the corporate structure without receipt or payment of consideration by the Company (see Section 16 below), the number of Shares then remaining for issue under the Plan shall, in each such event, be adjusted by the Committee in proportion to the change in issued Common Shares resulting from such cause.

(b)	Shareowner Rights. The Participant shall have no interest or voting right in Shares covered by his or her purchase right until such purchase right has been exercised.

(c)	Registering of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

Section 12.Administration.

(a)	General. The Plan shall be administered by the Committee.

(b)	Authority of the Board. The Committee shall have the authority:

(i)	to construe and interpret the Plan;

(ii)	to determine eligibility for participation under the Plan; and

(iii)
to establish, amend or waive rules, procedures and regulations for its administration (including, but not limited to, prescribing the forms and terms of instruments for Participants’ Common Share subscriptions and beneficiary designations).

Offerings under the Plan may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time. Decisions of the Committee shall be final binding on all parties having an interest in the Plan.

(c)
Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

(d)
Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Common Share offering made under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith.

Section 13.Designation of Beneficiary.

A Participant may file a written designation of a beneficiary or beneficiaries who are to receive any of the benefits under this Plan in the form of Common Shares and/or cash in the event of such Participant's death prior to delivery of such benefits. Such designation of beneficiary or beneficiaries may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant, the Committee shall deliver such benefits to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Committee shall deliver such benefits to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such benefits to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in such benefits credited to the Participant under the Plan.

Section 14.Transferability.

Neither Contributions credited to a Participant’s Account nor any rights with regard to the receipt of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9.

Section 15.Reports.

Statements of Account will be provided to participating Employees by the Company or the Designated Broker at least annually.

Section 16.Adjustments Upon Changes in Capitalization; Corporate Transactions.

Subject to any required action by the shareowners of the Company, in the event of a share split, share dividend, reorganization, recapitalization, reclassification or combination of shares, merger, consolidation, spinoff, sale of assets or similar event, the Committee, in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems equitable, including but not limited to the following:

(a)	the number and kind of shares or other securities that are reserved for issuance under the Plan;

(b)	the number and kind of shares or other securities that are subject to outstanding purchase rights;

(c)	the appropriate Fair Market Value and other price determination applicable to the purchase rights, and/or;

(d)	any other affected term of such purchase right.

The Committee shall make all determinations under this Section 16, and all such determinations shall be conclusive and binding.

Section 17.Amendment or Termination.

(a)
The Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, that no such amendment shall be effective, without approval of the shareowners of the Company, if shareowner approval of the amendment is required by Rule 16b-3 under the Exchange Act or any successor rule. The Committee also may terminate the Plan or an Employee’s participation in the Plan at any time; provided, however, that the Committee shall not have the right to modify, cancel, or amend any outstanding Contributions or Shares issued pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.

(b)
Without shareowner consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each Participant properly correspond with amounts withheld from the Participant’s Base Salary, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan. Examples of circumstances where the Committee may make amendments without shareowner approval include, without limitation, amendments that would:

(i)	for the purpose of making formal, minor, administrative or technical modifications to any of the provisions of the Plan, including amendments of a “housekeeping” nature;

(ii)	to correct any ambiguity, defective provision, error or omission in the provisions of this Plan;

(iii)	to make any amendment that may be required to give effect to, or address, any changes in tax laws, accounting policies, securities laws or other applicable laws; or

(iv)	any other amendment that does not require shareowner approval under applicable laws or the rules of any securities exchange under which the Common Shares are registered.

(c)	Notwithstanding the foregoing, shareowner approval shall be required for any amendment:

(i)	to increase the maximum number of Common Shares issuable under the Plan;

(ii)	to change the designation of subsidiaries whose employees may purchase Common Shares under the Plan; or

(iii)	to this Section 17.

Section 18.Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 19.Conditions for Issuance of Shares.

Shares shall not be issued with respect to the Plan unless such Shares and the issuance and delivery of such Shares pursuant to the Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to an Employee’s participation in the Plan, the Company may require the person to represent and warrant that any Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 20.Term of Plan; Effective Date.

The Plan shall become effective on the Effective Date, subject to approval by the Company’s shareowners. It shall continue in effect until all of the Shares authorized for issuance under the Plan have been exhausted, unless sooner terminated under Section 17.

Section 21.Compliance with Rule 16b-3.

The terms and conditions of purchase rights granted hereunder to and the purchase of Shares by Officers shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such purchase rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 22.Merger or Asset Sale.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another entity, the Plan shall be assumed by the successor entity. In the event that the successor entity refuses to assume the Plan, any Offering Period then in progress shall be shortened by setting a new Purchase Date and any Offering Period then in progress shall end on the new Purchase Date. The new

Purchase Date shall be before the date of the Company’s proposed sale or merger. The Company shall notify each Participant in writing, at least ten (10) Business Days prior to the new Purchase Date, that the Purchase Date has been changed to the new Purchase Date and that the purchase of Shares shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9 hereof.
Section 23.Equal Rights and Privileges.

All Employees of the Company (or of any Designated Subsidiaries) will have equal rights and privileges under this Plan.

Section 24.General Provisions.

(a)
Employment. Nothing in the Plan or in any related instrument shall confer upon any Employee Participant or other Employee any right to continue in the employ of the Company or any Designated Subsidiary or shall affect the right of the Company or any Designated Subsidiary to terminate the employment of any Employee Participant or other Employee with or without cause.

(b)
Governing Law. The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, except to the extent governed or superseded by the laws of the United States.

(c)
No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board in accordance with the terms and provisions of the Plan.

(d)
Successors. All obligations of the Company under the Plan, with respect to purchase rights thereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

(e)
Severability. In the event that any provision of the Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions of the Plan shall be unaffected thereby and shall remain in full force and effect in such jurisdiction, and any such invalid or unenforceable provision shall not be considered invalid and unenforceable in any other jurisdiction.

Section 25.Compliance with Laws.

It is the Employee’s obligation to comply with all applicable laws in respect of such Employee’s participation in the Plan, including all reporting and filing obligations to applicable regulatory authorities in connection therewith.

HAMILTON LANE INCORPORATED

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 6, 2018

The undersigned hereby appoints Mario L. Giannini and Hartley R. Rogers, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Hamilton Lane Incorporated, to be held September 6, 2018 at 9:30 am EDT at One Presidential Boulevard, 4th Floor, Bala Cynwyd, Pennsylvania 19004, and at any adjournments or postponements thereof, as follows:

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

The Proxy Statement and our 2018 Annual Report on Form 10-K are available at: http://www.viewproxy.com/hamiltonlane/2018.

Please mark your votes like this ☒

The Board of Directors recommends a vote **"FOR"** proposals 2 and 3 and **"FOR"** the nominees for director listed in Proposal 1.

1. The election as directors of the nominees listed below:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

(01) Erik R. Hirsch
(02) Leslie F. Varon

INSTRUCTION: To withhold authority to vote for any individual nominee, mark **"FOR ALL EXCEPT"** and write that **nominee's** name in the space provided below.

____

2. To approve our Employee Share Purchase Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please indicate if you plan to attend this meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date ____________________________

Signature ____________________________

Signature ____________________________
(Joint Owners)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER → ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER → ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/HLNE

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.